Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of AgomAb Therapeutics NV of our report dated October 27, 2025 relating to the financial statements of AgomAb Therapeutics NV, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Diegem, Belgium

January 29, 2026

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Didier Delanoye
Statutory auditor